UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

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STRATEGIC REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

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STRATEGIC REALTY TRUST, INC.

 400 South El Camino Real, Suite 1100
San Mateo, California, 94402

November 20, 2013

Dear Stockholder:

Anthony W. Thompson is leading a group that is attempting to seize control of Strategic Realty Trust, Inc. by soliciting stockholder written requests to call a special meeting of the company’s stockholders in order to remove all of the other members of the board of directors, replace them with the Mr. Thompson’s hand-picked nominees and, we believe, cause the company to rehire Mr. Thompson’s firm as your company’s external advisor and property manager at your expense.

The company’s board of directors strongly believes that the company has the right management team, advisor, property manager and directors (other than Mr. Thompson) in place and that convening a special meeting at this time is not in the best interests of the company’s stockholders.

Anthony Thompson, who heads up the insurgent group, was the chairman of the board and chief executive officer of your company until August 2013 when he was terminated after the following serious matters came to light:

•	The Financial Industry Regulatory Authority (“FINRA”) accused Mr. Thompson of fraud and other violations of the federal securities laws and FINRA’s rules.

•	Thompson National Properties, the holding company through which Mr. Thompson conducts his business, was apparently insolvent, with a 2012 negative net worth of over $40 million based on FINRA’s investigation.

•	Mr. Thompson paid fees to himself before they were earned, causing our auditors to refuse to accept certifications signed only by Mr. Thompson. After our auditors discovered the wrongful payments, Mr. Thompson sought to have our auditors fired.

•	With his financial problems mounting, Mr. Thompson took a significant fee ($775,000) by recommending and effecting a risky investment (the Lahaina Gateway Center acquisition) that violated loan covenants, forcing us to cease dividend payments under the terms of our credit agreement and costing your company millions of dollars.

You can defend against the Thompson group’s efforts to take control of Strategic Realty Trust through the following steps:

1.	Do not sign the Thompson group’s orange written request card;

2.	If you have signed the Thompson group’s orange written request card, you may revoke that request by signing, dating and mailing the enclosed BLUE Revocation Card immediately; and

3.	Even if you have not signed the Thompson group’s orange written request card, you can show your support for the other directors and the company’s management team, advisor and property manager by signing, dating and mailing the enclosed BLUE Revocation Card.

This Revocation Solicitation Statement contains important information as to why and how you should submit the accompanying BLUE Revocation Card to revoke any orange written request card that you previously returned to the Thompson group. We urge you to read it carefully. Regardless of the number of shares of common stock of the Company that you own, your revocation of written request is important.

Please act today to help protect the interests of ALL stockholders. Thank you for your support.

Sincerely yours,

Andrew Batinovich

Chief Executive Officer

If you have questions or need assistance revoking your written request for your shares please contact our agent:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

STRATEGIC REALTY TRUST, INC.

 400 South El Camino Real, Suite 1100
San Mateo, California, 94402

REVOCATION SOLICITATION STATEMENT

BY THE BOARD OF DIRECTORS OF STRATEGIC REALTY TRUST, INC.

IN OPPOSITION TO

A WRITTEN REQUEST SOLICITATION BY THE THOMPSON GROUP

November 20, 2013

This Revocation Solicitation Statement (“Revocation Solicitation Statement”) and the accompanying BLUE revocation card (the “Revocation Card”) are being furnished by the current Board of Directors (the “Board”) of Strategic Realty Trust, Inc., a Maryland corporation (the “Company” or “SRT”), to the holders of outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in connection with the Board’s opposition to the solicitation of written requests (the “Thompson Group Solicitation”) by Anthony Thompson, Thompson National Properties, LLC, Sharon Thompson, Tina Aldatz, Bernece Davis, Robert Hoh, James Ronald King Sr., Dr. David Larsen, and John Skeffington (the “Thompson Group”). This Revocation Solicitation Statement and the enclosed BLUE Revocation Card are first being mailed to stockholders on or about November 20, 2013.

As you may be aware, the Thompson Group is attempting to gain control of the Board and the Company by asking you to submit a written request to call a special meeting of the Company’s stockholders (a “Written Request”). At the special meeting the Thompson Group seeks to remove each of the members of the current Board except for Anthony Thompson, and to replace them with a slate of nominees hand-picked by the Thompson Group. Specifically, the Thompson Group seeks to: (i) remove, without cause, each of the members of the current Board other than Anthony Thompson, as well as any person or persons appointed by the Board without stockholder approval between July 10, 2012 and through and including the date of the Special Meeting, and (ii) elect the following individuals as directors of the Company to fill vacancies created by the removal or resignation of directors or expansion of the size of the Board: Dianne Costa, Jerome Hagley, Michael Karas, Marshall Karr and Todd Spitzer (the “Thompson Group Nominees”) (and to direct Anthony Thompson as the sole remaining director to appoint the foregoing individuals to the Board).

The Company’s Board has elected to be governed by all of the provisions of the Maryland Unsolicited Takeover Act (“MUTA”). As a result of this election, a stockholder-requested special meeting will require the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting. For information on additional consequences of this election, see “The Special Meeting Request Procedure—Effectiveness of Written Requests.”

THE BOARD HAS DETERMINED THAT THE THOMPSON GROUP SOLICITATION IS NOT IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU NOT SIGN ANY ORANGE WRITTEN REQUEST CARD SENT TO YOU BY THE THOMPSON GROUP. WHETHER OR NOT YOU HAVE PREVIOUSLY EXECUTED THE THOMPSON GROUP’S ORANGE WRITTEN REQUEST CARD, YOUR BOARD URGES YOU TO SIGN, DATE AND DELIVER THE ENCLOSED BLUE REVOCATION CARD USING THE ENCLOSED PRE-PAID ENVELOPE.

In accordance with Maryland law and the Company’s Second Amended and Restated Bylaws (the “Bylaws”), the close of business on October 29, 2013 has been established as the record date (the “Record Date”) for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke Written Requests relating to the Thompson Group Solicitation. Only stockholders of record as of the Record Date may execute, withhold or revoke Written Requests with respect to the Thompson Group Solicitation.

If you have questions or need assistance revoking your Written Request for your shares please contact:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

 or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

QUESTIONS AND ANSWERS ABOUT THIS REVOCATION SOLICITATION STATEMENT

Why am I receiving this Revocation Solicitation Statement?

The Thompson Group, a group of stockholders owning 3.73% of the Company’s Common Stock, is attempting to seize control of the Company by soliciting Written Requests for the purpose of calling a special meeting of stockholders of the Company in order to remove all of the members of the Company’s Board (other than Mr. Thompson) and replace them with the Thompson Group’s hand-picked nominees. Based on the Thompson Group’s solicitation statement and additional soliciting materials, we believe that members of the Thompson Group seek to cause the Company to rehire Thompson National Properties (“TNP”) or its affiliates as the advisor and property manager of the Company.

You are receiving this Revocation Solicitation Statement because we are asking you not to return any orange Written Request card and to revoke any Written Request that you may have delivered to the Thompson Group to request that the Company call a special meeting in order to elect the Thompson Group’s director nominees to the Board. By revoking the Written Request, you will help preserve the composition of your current Board and management team, and prevent the Company from rehiring TNP or its affiliates.

Who is making this solicitation?

All of the members of the Board of Directors of Strategic Realty Trust, Inc. other than Mr. Thompson.

Why should I oppose the Thompson Group’s efforts to hold a special meeting and replace all of the Company’s directors (other than Mr. Thompson)?

We believe that the Thompson Group’s ultimate aim is to rehire TNP and its affiliates as the Company’s advisor and property manager. To do this, they must gain control of the Board and the special meeting is sought for that purpose. This effort is not in the best interest of the stockholders.

We believe that TNP or other Thompson-controlled entities would be a disastrous choice to act as the Company’s advisor or property manager:

•	Mr. Thompson is accused of fraud and other securities violations by FINRA.

•	TNP is apparently insolvent, with a 2012 negative net worth of $40 million.

•	Mr. Thompson paid fees to himself before they were earned, causing our auditors to refuse to accept certifications signed only by Mr. Thompson. (After our auditors discovered the wrongful payments, Mr. Thompson sought to have our auditors fired.)

•	Mr. Thompson was paid a significant fee by recommending and effecting a risky investment (the Lahaina Gateway Center acquisition) that violated loan covenants, which forced us to cease dividend payments under the terms of our credit agreement and cost your company millions of dollars.

•	Mr. Thompson refused to return our stockholder data, forcing us to initiate litigation to recover our information and causing us to delay our 2013 annual meeting.

•	Mr. Thompson has sued your Company for over $10 million, alleging that the Company is bound under property management agreements for 20 years.

The Company’s independent directors hired Glenborough, LLC and its affiliate, SRT Advisors, LLC, as the Company’s property manager and advisor, respectively. Glenborough is headed by Andrew Batinovich, who is also our Chief Executive Officer and Chief Financial Officer and a member of the Board. Mr. Batinovich has over 30 years of real estate experience and served as CEO of Glenborough Realty Trust. Glenborough’s management team has substantial REIT experience, all of whom were part of the management of Glenborough Realty Trust, a NYSE-listed REIT that sold itself to an affiliate of Morgan Stanley in 2006 in a transaction valued at $1.9 billion. (www.glenborough.com). As detailed further below, since becoming our advisor and property manager, Glenborough and its affiliates have taken key steps to improve the Company’s financial condition and operating performance and position the Company to resume a dividend that is prudent and sustainable. Furthermore, we believe that Glenborough’s fees are lower than the fees and reimbursements that we paid to Mr. Thompson’s affiliates.

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What are you asking me to do?

We urge you to protect your investment in the Company and reject the Thompson Group’s efforts to take control of the Company. We therefore urge you NOT to sign any orange Written Request card sent to you by the Thompson Group. In addition, whether or not you have previously executed an orange Written Request card and regardless of the number of shares you own, we urge you to sign, date and deliver the enclosed BLUE Revocation Card as soon as possible, by mail (using the enclosed postage-paid envelope) to MacKenzie Partners, Inc., 105 Madison Avenue, 17th Floor, New York, NY 10016.

If I have already delivered a written request, is it too late for me to change my mind?

No. You have the right to revoke your Written Request by delivering a BLUE Revocation Card.

When will the requests become effective?

Under Maryland law and the Company’s organizational documents, the Written Requests will become effective if valid, unrevoked Written Requests from the holders of shares of the Company’s stock entitled to cast not less than a majority of all the votes entitled to be cast at the proposed special meeting are delivered to the Company’s secretary within 60 days after the Record Date. See “The Special Meeting Request Procedure—Effectiveness of Written Requests” for more details.

What happens if I do nothing?

If you do not send in any orange Written Request card that the Thompson Group may send you and you do not return the enclosed BLUE Revocation Card, you will effectively be voting AGAINST the Thompson Group’s attempt to hold a special meeting.

Does the revocation have any effect on matters other than the Written Request?

No. The Company is seeking revocations only for the Written Request related to the calling of the special meeting. The Company is not currently seeking your proxy, vote, consent or authorization with respect to any other matter.

Who are the current members of the Board?

Biographies and summaries of the qualifications of the current members of the Board are set forth below under “The Company’s Board of Directors and Executive Officers.”

Who should I call if I have questions about the solicitation?

105 Madison Avenue

 New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

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DESCRIPTION OF THE THOMPSON GROUP SOLICITATION

As set forth in the Thompson Group Solicitation and related materials filed with the United States Securities and Exchange Commission (the “SEC”), the Thompson Group is soliciting your Written Requests to call a special meeting of the Company’s stockholders for the following purposes (collectively, the “Thompson Group Proposals”):

1.	to remove, without cause, each of the members of the current Board other than Anthony Thompson, as well as any person or persons appointed by the Board without stockholder approval between July 10, 2012 and through and including the date of the special meeting;

2.	to elect the following individuals as directors of the Company to fill vacancies created by the removal or resignation of directors or expansion of the size of the Board: Dianne Costa, Jerome Hagley, Michael Karas, Marshall Karr and Todd Spitzer (and to direct Anthony Thompson as the sole remaining director to appoint the foregoing individuals to the Board); and

3.	to transact such other business as may properly come before the special meeting.

BACKGROUND OF THE THOMPSON GROUP SOLICITATION

The Company is a corporation formed pursuant to the laws of the State of Maryland. It was founded by TNP in 2008. Until recently, Mr. Thompson served as the Chairman of its Board of Directors and its Chief Executive Officer. In 2009, TNP caused the Company to commence a public offering of shares in which it raised more than $100 million. The net proceeds of the public offering, together with borrowed funds, were used to purchase a portfolio of real estate and real-estate-backed assets. Today, the Company owns interests in 19 commercial real estate projects located in 13 different states.

The Company retained an investment advisor controlled by TNP (“TNP Advisor”) to provide all necessary management and administrative functions, a property manager controlled by TNP (“TNP Property Manager”) to manage the Company’s real estate, and a dealer manager controlled by TNP (“TNP Securities”) to conduct the Company’s public offering. In addition, TNP Advisor used a transfer agent controlled by TNP (“TNP Transfer Agent”) to maintain a record of the names and addresses of the record owners of the Company’s shares, to handle the transfer of shares in the Company, and to disseminate information to stockholders. In return for these services, the Company has paid over $32,000,000 in fees, reimbursements and commissions to TNP and its affiliates (of which approximately $5,489,000 consisted of selling commissions and approximately $4,948,000 consisted of dealer manager fees, most of which we believe were reallowed to participating broker-dealers).

A majority of the directors of the Company are independent. On July 27, 2012, the Board of Directors formed a special committee consisting of all of the Company’s independent directors (the “Special Committee”). The Special Committee was primarily formed to consider the merits of continuing to engage TNP affiliates in light of TNP’s deteriorating financial condition and certain of the other issues noted below. The Special Committee engaged an independent financial advisor to identify possible replacement advisors.

By December of 2012, the Special Committee was actively negotiating with Glenborough, LLC (“Glenborough”) to replace TNP Advisor and TNP Property Manager. As the Company disclosed at the time, however, any change to the Company’s advisor and property manager required the consent of a number of significant lenders, which the Company was in the process of negotiating. In December 2012, the Company entered into a consulting agreement with Glenborough to assist the Company with the process of transitioning to a new external advisor.

In late May 2013, the Board of Directors retained a new transfer agent to replace TNP Transfer Agent. Thereafter, despite repeated requests from the Company, TNP Transfer Agent refused to cooperate in making stockholder information available to the new transfer agent in a reliable and usable form. TNP Transfer Agent indicated that its refusal to comply with the Company’s request was pursuant to instructions from Mr. Thompson.

On July 9, 2013, an affiliate of Glenborough acquired a 12% membership interest in TNP SRT Holdings, a subsidiary of the Company that owned five properties secured by a loan from KeyBank (the “KeyBank Loan”). The Company’s independent directors approved the transaction (the “Glenborough Transaction”) in order to help enable the Company to meet its short-term liquidity needs for operations, as well as to build working capital for future operations. See “Additional Interested Parties in this Revocation Statement—Glenborough—The Glenborough Transaction” for more details.

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On July 30, 2013, FINRA charged Mr. Thompson and TNP Securities with securities fraud in connection with the offering and sale of certain privately offered notes by programs unrelated to the Company (the “FINRA Complaint”). In short, the alleged fraud is that TNP was insolvent at the time, but Mr. Thompson and TNP Securities hid its financial difficulties from prospective investors. FINRA also charged Mr. Thompson and TNP Securities with repeatedly failing to provide information it requested in connection with its inquiry.

On August 1, 2013, the Company resolved the last of the lender issues that had to be addressed before the Company could transition to a new advisor. By this time, it was clear to the Special Committee that it was in the best interests of the Company and its public stockholders for the Company to sever its ties with TNP and Mr. Thompson on account of, among other reasons, the following:

•	The allegations of fraud and other securities law violations set forth in the FINRA Complaint.

•	TNP’s significant corporate losses and negative net worth had grown to over $40 million in 2012 pursuant to the FINRA Complaint.

•	Mr. Thompson paid fees to himself before they were earned, causing our auditors to refuse to accept certifications signed only by Mr. Thompson. After our auditors discovered the wrongful payments, Mr. Thompson sought to have our auditors fired.

•	With his financial problems mounting, Mr. Thompson took a significant fee ($775,000) by recommending and effecting a risky investment (the Lahaina Gateway Center acquisition) that led to the violation of loan covenants, which forced us to cease dividend payments under the terms of our credit agreement and cost the Company millions of dollars.

•	TNP caused the Company to enter into property management agreements with TNP Property Manager with 20-year terms, terminable only for cause. We believe these agreements violated the terms of the Company’s charter, which required transactions with affiliates of the Company’s advisor to be on terms that were fair and reasonable to the Company and on terms no worse than those that could be obtained from third parties. Third-party property managers generally permit termination upon 30 to 60 days’ notice without cause.

•	TNP Advisor failed to pay certain organization and offering expenses as required under the Company’s charter.

Between August 7, 2013 and August 12, 2013, the following events occurred:

•	The contract between the Company and TNP Advisor expired by its own terms and was not renewed.

•	The Company’s Board of Directors removed Mr. Thompson as an officer of the Company and as Chairman of the Board and asked (unsuccessfully) that Mr. Thompson resign from the Board.

•	The Company terminated the property management agreements between the Company’s affiliates and TNP Property Manager.

•	The Company retained Glenborough as its property manager and SRT Advisor as its advisor. See “Additional Interested Parties in this Revocation Statement—Glenborough—Property Management Agreement” and “—SRT Advisor—Advisory Agreement” for more information.

•	The Company filed a complaint in Delaware seeking to compel TNP Transfer Agent to return stockholder data to the Company so that, among other things, the Company would have the records necessary to conduct a valid stockholders’ meeting.

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On September 9, 2013, TNP Property Manager filed a lawsuit against the Company alleging breach of contract with respect to the 20-year property management agreements referenced above and seeking aggregate damages of at least $10 million, in addition to punitive damages and injunctive relief.

On October 11, 2013, the Thompson Group filed its preliminary solicitation statement with the SEC and commenced the solicitation of written requests for a special meeting of the Company’s stockholders in order to replace all of the Company’s directors except for Mr. Thompson.

On October 17, 2013, the Board of Directors amended the Company’s Bylaws (with Mr. Thompson present at the meeting) to revise the advanced notice requirements for stockholders to call a special meeting or for stockholders to propose nominees or other business at an annual meeting.

On October 18, 2013, the Company announced that the 2013 annual meeting of stockholders will be held on January 10, 2014. The Company also announced that October 28, 2013 was the deadline for stockholders to propose nominees or other business to be considered at the 2013 annual meeting.

On October 20, 2013, TNP gave notice of its intent to nominate a slate of directors for election at the Company’s 2013 annual meeting. On October 22, 2013 the Company notified the TNP that its nomination was deficient and did not comply with the nomination procedures specified in the Company’s Bylaws. On October 25, 2013 the TNP supplemented its prior purported nomination.

On October 29, 2013, the Thompson Group filed its definitive proxy statement and commenced mailing it to the Company’s stockholders to solicit written requests for a special meeting to replace all of the Company’s directors except for Mr. Thompson.

On October 31, 2013, the Company’s Board elected to be subject to all of the provisions of MUTA. As a result of the Company’s election, the Company’s Board of Directors is divided into three classes with staggered terms, a stockholder-requested special meeting requires the request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the special meeting, and the removal of directors requires a two-thirds vote of the stockholders. Under Maryland law, members of our classified Board may only be removed for cause. John B. Maier, II, chairman of the board of the Company, had the following comments about the move: “As was the case when the board acted to remove Mr. Thompson’s affiliates in the first instance, we believed that this step was necessary to protect our stockholders and their investment in the Company.  MUTA was designed to protect shareholders, and the board  became convinced that opting into MUTA was absolutely in the best interest of our shareholders after we saw what we believe to be numerous false and misleading statements in Tony Thompson’s solicitation materials.”

Also on October 31, 2013, the Board of Directors elected to reduce the size of the board from five to four effective at the 2013 annual meeting of stockholders by eliminating the seat currently occupied by Anthony Thompson. The Company also amended its Bylaws to give TNP ten additional days to revise its notice of intended director nominations for the 2013 annual meeting.

On October 31, 2013, the Special Committee nominated Andrew Batinovich for election as a Class I director at the 2013 annual meeting of stockholders, and declared December 2, 2013 to be the record date for stockholders eligible to vote at the 2013 annual meeting of stockholders.

On November 8, 2013, TNP supplemented its notice of intended director to nominations to indicate that it intended to nominate only Todd Spitzer for election to the board of directors at the 2013 annual meeting. TNP’s supplemental notice also gave notice of TNP’s intent to bring a proposal at the annual meeting to remove each of the members of the board other than Mr. Spitzer, if elected, and fill the vacancies created by the removal with Diane Costa, Jerome Hagley, Michael Karas and Marshall Karr.

THE THOMPSON GROUP’S SOLICITATIONS CONTAIN A NUMBER OF
INCONSISTENCIES, INACCURACIES, AND OMISSIONS

The Board believes that the Thompson Group’s Solicitations contain numerous inconsistencies, inaccuracies and omissions, including the following:

Thompson Group Claim: “‘Special Committee’ has . . . suspend[ed] dividend payments to shareholders.”

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Facts: The Company stopped paying dividends because of its default under the KeyBank Loan. This default was triggered by the Thompson-recommended Lahaina Transaction, and took place in the fourth quarter of 2012, while TNP Advisor was still the Company’s advisor. The Thompson Group falsely implies that the Board had an option to pay a dividend and chose instead to suspend it. Had the Special Committee ignored the terms of the KeyBank Loan and continued to pay the dividend, KeyBank would have had clear and immediate grounds to exercise its remedies under those loan documents, including foreclosure of the five properties securing that loan. By responding to the defaults in a proper manner, the Special Committee was able to secure a series of forbearance agreements with KeyBank, giving the Company time to cure the defaults. Complying with loan covenants is the advisor’s job. TNP and its affiliates did not ensure compliance with the loan covenants and, therefore, we believe they are responsible for the suspension of the dividend.

Thompson Group Claim: “‘Special Committee’ has . . . nearly tripl[ed] their own director compensation in less than two years.”

Facts: Total board compensation (cash and stock) for all independent directors for 2013 will be lower than for either of the prior two years, as shown below:

•	2011- $354,000

•	2012- $454,000

•	2013- $351,000 (projected through year end)

We also question whether replacing three independent directors with five purportedly independent directors, as proposed by the Thompson Group, will result in cost savings for the Company.

Thompson Group Claim: “[I]ndependent directors steadily took control of SRT without shareholder approval.”

Facts: The Company’s charter has always required that a majority of the Board consist of independent directors and that the independent directors make decisions with respect to the appointment and renewal of the Company’s advisor. This is a standard provision, required by state securities examiners and designed to ensure that the independent directors supervise the performance of the advisor and its affiliates, who are otherwise granted significant operating discretion. When the independent directors became aware that TNP was in financial distress and that TNP Advisor was taking fees before they were earned, the independent directors had a duty to consider alternative advisors. Those deliberations could not take place at full board meetings attended by Mr. Thompson; so the Board formed the Special Committee. None of these steps required stockholder approval under Maryland law or the Company’s governing documents, nor did we believe that it would have been in the stockholders’ best interests for the Company to incur the costs and delays of seeking such approval.

Thompson Group Claim: “‘Special Committee’ .. . . issued a ‘no-bid’ sweetheart contract to Glenborough . . . to manage SRT at a higher cost.”

Facts: The Special Committee engaged an independent financial advisor to solicit suitable replacement advisors and met with multiple firms. We believe that the cost of the new advisor and property manager is significantly less than it was under TNP’s management. Based on 2012 actual costs, we estimate that the new fee structure would have saved the Company over $2,000,000 had this arrangement been in place in 2012.

•	Property management fees are reduced by 20% from 5% to 4% of rents. Plus, instead of the purported 20-year terms of the property management agreements with TNP Property Manager, the property management agreements with Glenborough are terminable without cause on 60 days’ notice after the first year.

•	Acquisition fees are reduced from 2.5% to 1%.

•	An asset management fee of 60 basis points of asset value replaced Thompsons’s overhead reimbursement and staff accounting costs. We believe the fixed asset management fee will result in lower costs to the Company and better align the interest of our advisor and the Company.

Thompson Group Claim: “‘Special Committee’ has . . . doubl[ed] the cost of general and administrative overhead expenditures by nearly $2 million . . . in less than two years.”

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Facts: As noted above, we believe the new cost structure with our advisor will reduce costs. However, our costs would be substantially lower if Mr. Thompson had not caused us to undergo the expenses associated with the following:

•	the KeyBank Loan default;

•	the ill-fated acquisition of the Lahaina Gateway Center, with total closing costs in excess of $2,000,000, including a hefty $775,000 acquisition fee paid to an affiliate of Mr. Thompson;

•	expenses to address the extensive risks facing the Company as a result of the Lahaina Transaction and loan, including renegotiation of the onerous terms of the Lahaina financing, which ultimately resulted in conveying the Lahaina Gateway Center to the lender;

•	litigation to recover the Company’s own stockholder data from an affiliate of Mr. Thompson;

•	time and resources devoted to reconstruct the Company’s books and records, as Mr. Thompson has failed to deliver the Company’s materials as required under the terms of his expired advisory agreement;

•	Mr. Thompson’s active interference with the transfer of the property management function, including efforts to prevent property vendors and tenants from working with the new manager;

•	additional auditor work to address internal control deficiencies related to Thompson taking fees from the Company before they were earned; and

•	defending a lawsuit brought by Mr. Thompson seeking to enforce 20-year property management agreements that were commercially unreasonable and void under the Company’s charter.

Thompson Group Claim: “Unqualified Special Committee”

Facts: Mr. Thompson has been a member of the Board since the Company’s founding. During that time the Board has experienced significant turnover, with a total of six directors rotating on and off the Board. This turnover has resulted in increased costs due to repeatedly recruiting, hiring and educating new members of the Board.

Mr. Thompson, as the Chairman of the Board, had a significant hand in the selection of every one of those Board members, including the current independent directors. Mr. Rogers has been with the Board since its inception. Mr. Thompson spoke favorably at the time of Mr. Levin’s appointment and Mr. Maier’s appointment in Company press releases:

“We are very pleased to welcome Phil to SRT’s Board of Directors,” said Thompson National Properties’ CEO, Anthony W. “Tony” Thompson. “Phil’s accounting, finance and real estate development experience, specifically in grocery-anchored centers, gives SRT a uniquely qualified director.”

“Jack’s investment banking experience is significant to SRT’s future plan,” said SRT’s CEO, Anthony W. “Tony” Thompson.

Mr. Thompson now attempts to portray these same men as “unqualified” after they removed his firm as the Company’s advisor and property manager and as he now seeks to effect a change in control of the Company with the goal of being rehired as advisor and property manager.

Thompson Group Claim: “Hiring an inexperienced CFO who was fired in 8 months.”

Facts: Similar to his attacks on the current directors, Mr. Thompson has apparently changed his position with respect to Ms. Balch since the Company severed ties with his management affiliates.

Ms. Balch, a CPA with significant experience with a big four accounting firm, was originally hired in April 2012 by TNP. With Mr. Thompson’s support, Ms. Balch was named the Company’s CFO and was added to the Board in August 2012, replacing Mr. Thompson’s longtime associate James Wolford. At that time, Mr. Wolford, who worked for Mr. Thompson, described Ms. Balch in a Company press release as follows:

“Dee has a wealth of experience in real estate accounting with top firms, and I couldn’t be more pleased to announce her well-deserved promotion,” said James R. Wolford, Thompson National Properties President and COO. “I believe she will add significant value in her new position and our company and investors alike will benefit from her leadership and experience.”

Ms. Balch was appointed to replace Mr. Wolford after the auditors found that TNP Advisor had paid fees to itself from the Company before they were earned. This deficiency in the accounting process at TNP led the independent directors to hire Ms. Balch later that year in order to end her employment with TNP so that the Company could move control of its cash accounts away from TNP and stop Mr. Thompson from paying himself unearned fees. Ms. Balch was employed directly by the Company for nine and half months in addition to the seven months she was employed by TNP. She was not fired but was laid off as a result of the new advisory contract and the outsourcing of all accounting functions, as is customary with externally advised REITs.

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Thompson Group Claim: “The Special Committee has entered into a below market transaction with Glenborough.”

Facts: The price for Glenborough’s 12% stake in the subsidiary that owns the five properties securing the KeyBank Loan was based on an arm’s-length negotiation between the Special Committee and Glenborough. TNP Advisor’s estimate of value for three of the five properties was essentially the same as the negotiated price. TNP Advisor’s estimate of value for the other two properties was based on appraisals or discounted cash flow valuations that contained leasing projections endorsed by TNP Advisor that were not realized under TNP Property Manager’s property management team.  The Special Committee unanimously approved the transaction with Glenborough as fair, reasonable and on terms no worse than could reasonably be expected from a third party.  There is no windfall to Glenborough as the Thompson Group suggests. Given that the KeyBank Loan was in default and is subject to a forbearance agreement, the Special Committee believed that most if not all third parties would have demanded a much higher preferred return. Further, KeyBank approved the transaction, the appointment of Glenborough as the managing member of that entity, and the replacement of TNP Property Manager as property manager for those assets.

Thompson Group Claim: “[The Glenborough Transaction] had provisions that had the effect of entrenching Glenborough.”

Facts: At the time of the Glenborough Transaction, the Company needed an infusion of cash. In December of 2012, TNP proposed a line of credit at 15% interest with other fees that would have brought actual cost to 19% per year and also would have charged 7.5% on any undrawn balance. Furthermore, the proposed TNP loan would have required that TNP be the advisor to the Company. In contrast, the Glenborough investment only requires it to be manager of the five properties secured by the KeyBank Loan, not the entire Company. We believe that any party providing financing to the Company would be expected to ensure certain levels of control over its investment, especially while Mr. Thompson continued to control the Company’s advisor and property manager. Under the Glenborough Transaction agreement, the Company has the option to buy out Glenborough at any time. The minimum return under the Glenborough agreement is 7%. The proposed TNP loan, by comparison, would have required that the Company pay off the entire 19% interest loan including any yield-maintenance payments if not at actual maturity, which created the potential for the annualized rate of interest to increase to over 20%. For more information regarding the Glenborough Transaction, see “Additional Interested Parties in this Revocation Statement —Glenborough—The Glenborough Transaction”.

Thompson Group Claim: “The directors have refused to call an annual shareholders’ meeting for over 15 months without meaningful explanation.”

Facts: It is incredible that Mr. Thompson can refuse to return the Company’s own stockholder data necessary for the Company to conduct a stockholders’ meeting and then try to fault the Board for the delay. Only after the Company filed a complaint in Delaware in August 2013, seeking to compel TNP Transfer Agent to return stockholder data to the Company, did TNP Transfer Agent provide some (but not all) stockholder data to the Company. The Company has since announced an annual meeting date for January 10, 2014, which date was chosen in the hope that we would have sufficient time to prepare and mail the proxy statement and collect enough votes to have a quorum. However, the data transfer from TNP Transfer Agent is not yet complete, and a court hearing is scheduled for November 26, 2014 on the matter.

Thompson Group Claim: “FINRA filed a complaint, but not an action, against two officers of TNP, including Mr. Thompson. The complaint alleges that TNP omitted to state material facts in connection with three promissory note offerings from 2008 to 2010, and that TNP failed to produce documents in a timely fashion in connection with FINRA’s examination of TNP Securities, LLC. The claim against TNP related to the alleged non-disclosure has been dismissed.”

Facts: FINRA filed a complaint against Mr. Thompson and TNP Securities for securities fraud and violations of other securities laws and FINRA rules. This complaint has not been dismissed. We believe that TNP is not charged in the latest FINRA complaint only because of jurisdictional grounds. Note that the FINRA complaint is unrelated to the sale of any of the Company’s securities.

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Thompson Group Claim: “The Special Committee has initiated the sale of three shopping centers that have not nearly reached their full potential. Accordingly, we believe these sales would be at discounted or ‘fire sale’ prices because a higher price could have been potentially obtained after full stabilization of the properties.”

Facts: All three of the properties were widely marketed.  Only one of the three properties is currently under contract.  That contract price is in excess of the Company’s most recent valuation of the property. We expect to sell the other two properties at amounts that are at or above third-party appraisals. The properties chosen for sale were carefully selected after an evaluation of the optimal markets in which the Company should operate as well as an analysis of prepayment penalties associated with the Company’s portfolio.

Thompson Group claim: [The Company] stated in an SEC filing that stockholders would be allowed only 10 days to make director nominations for the SRT’s 2013 annual meeting and that any nominations must comply with SRT’s newly amended bylaws. . . . [I]n a cavalier move after half of the nominating period expired, SRT informed the Coalition last night that their nomination did not conform to the newly amended bylaws, putting the Coalition in the precarious situation of being out of compliance with a new set of rules without any knowledge of what the rules were. . . .”

Facts: The 10-day notice period complained of by the Thompson Group has been in the Company’s bylaws since its very first SEC filing in November of 2008. As a director, Mr. Thompson approved those bylaws. The Thompson Group also complains that they did not have any knowledge of what the rules were when TNP submitted its director nomination notice. This is false. Mr. Thompson received the text of the proposed bylaw amendments on October 17, 2013, and he shared the bylaw amendment with counsel for the Thompson Group on that date as well. TNP sent its nomination notice to the Company on October 20, 2013. Although the Company had no obligation to do so, within two days of receipt of TNP’s nomination notice, the Company informed the Thompson Group that the nomination notice did not comply with the requirements of the bylaws and reminded them of the deadline for submissions.

RECOMMENDATION OF THE COMPANY’S BOARD OF DIRECTORS AND
REASONS FOR THE RECOMMENDATION

For the following reasons, the Board has determined that the Thompson Group Solicitation is contrary to the best interests of the Company and its stockholders and vigorously opposes the solicitation of Written Requests by the Thompson Group. Accordingly, the Board recommends that you NOT sign any orange Written Request card sent to you. Whether or not you have previously executed an orange Written Request card, the Board urges you to sign, date and deliver the enclosed BLUE Revocation Card as soon as possible.

We believe that the Thompson Group’s ultimate aim is to rehire TNP and its affiliates as the Company’s advisor and property manager. To do this, they must gain control of the Board and the special meeting is sought for that purpose. We believe this effort is not in the best interest of the stockholders.

In our view, TNP or other Thompson-controlled entities would be a disastrous choice to act as the Company’s advisor or property manager:

•	After conducting an investigation, FINRA accused Mr. Thompson of fraud and violations of other securities laws and FINRA rules.

•	Based on the findings reported in FINRA’s complaint against Mr. Thompson, by the end of 2012 TNP was apparently insolvent, with a 2012 negative net worth of over $40 million.

•	Mr. Thompson took fees from your Company before they were earned, which caused our auditors to refuse certifications signed only by Mr. Thompson and resulted in significantly higher fees to our auditors. (After our auditors discovered the wrongful payments, Mr. Thompson sought to have our auditors fired.)

•	Mr. Thompson took a significant fee by recommending and effecting a risky investment (the Lahaina Gateway Center acquisition) that violated loan covenants, forcing us to cease dividend payments under the terms of our credit agreement and costing your company millions of dollars.

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•	Mr. Thompson refused to return our stockholder data, forcing us to initiate litigation to recover our information and causing us to delay our 2013 annual meeting, which has now been scheduled for January 10, 2014.

•	Mr. Thompson has sued your Company for over $10 million, alleging that the Company is bound under property management agreements for 20 years even though such a lengthy terms is, in our opinion, commercially unreasonable and violates the Company’s charter.

The Company’s independent directors hired Glenborough, LLC and its affiliate, SRT Advisors, LLC, as the Company’s property manager and advisor, respectively. Glenborough is headed by Andrew Batinovich, who is also our Chief Executive Officer and Chief Financial Officer and a member of the Board. Mr. Batinovich has over 30 years of real estate experience and served as CEO of Glenborough Realty Trust. Glenborough’s management team has substantial REIT experience, all of whom were part of the management of Glenborough Realty Trust, a NYSE-listed REIT that sold itself to an affiliate of Morgan Stanley in 2006 a transaction valued at $1.9 billion. (www.glenborough.com).

Since becoming our advisor and property manager, Glenborough and its affiliates have taken key steps to improve the Company’s financial condition and operating performance and position the Company to resume a dividend that is prudent and sustainable. Furthermore, we believe that Glenborough’s fees are lower than the fees and reimbursements that we paid to Mr. Thompson’s affiliates. We believe the cost of the new advisor and property manager is significantly LESS than it was under Thompson. Based on 2012 actual costs, we estimate that the new fee structure would have saved the Company over $2,000,000 in 2012.

•	Property management fees are reduced by 20% from 5% to 4% of rents.

•	Acquisition fees are reduced from 2.5% to 1%.

•	An asset management fee of 60 basis points of asset value replaces Thompsons’s overhead reimbursement and staff accounting costs. We believe the fixed asset management fee will result in lower costs to the Company and better aligns the interest of our advisor and the Company.

Returning the enclosed BLUE Revocation Card shows support for the Company’s current Board of Directors (other than Mr. Thompson). A strong showing of support may discourage the Thompson Group from contesting the election of a director at the next annual meeting. Such a proxy contest would likely be expensive and a distraction. A strong showing of support for the Company’s other directors may also reduce the risk of the Thompson Group initiating litigation. Such litigation could be costly, could delay or reduce future dividends, could cause concern among the Company’s lenders and service providers and could distract management from its focus of increasing investor returns. Returning the enclosed BLUE Revocation Card may end this unfortunate situation more swiftly.

FOR THE FOREGOING REASONS, YOUR BOARD STRONGLY BELIEVES THAT THE THOMPSON GROUP SOLICITATION IS NOT IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS.

WE URGE STOCKHOLDERS TO REJECT THE THOMPSON GROUP SOLICITATION AND REVOKE ANY WRITTEN REQUEST PREVIOUSLY SUBMITTED BY SIGNING AND RETURNING THE ENCLOSED BLUE REVOCATION CARD.

DO NOT DELAY. IN ORDER TO HELP ENSURE THAT THE CURRENT BOARD IS ABLE TO ACT IN YOUR BEST INTERESTS, PLEASE SIGN, DATE AND DELIVER THE ENCLOSED BLUE REVOCATION CARD USING THE ENCLOSED PRE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU HAVE SIGNED THE ORANGE WRITTEN REQUEST CARD FROM THE THOMPSON GROUP.

THE SPECIAL MEETING REQUEST PROCEDURE

Voting Securities and Record Date

October 29, 2013 is the Record Date for determining stockholders entitled to execute, withhold or revoke written requests relating to the Thompson Group Solicitation. As of the Record Date, there were 10,969,714 shares of the Company’s Common Stock outstanding. The Company has only one class of common stock.

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Only stockholders of record as of the Record Date are eligible to execute, withhold or revoke written requests in connection with the Thompson Group Solicitation. Persons beneficially owning shares of the Company’s Common Stock (but not holders of record), such as persons whose ownership of Common Stock is through a broker, bank, financial institution or other nominee holder, may wish to contact such broker, bank, financial institution or other nominee holder and instruct such person to execute the BLUE Revocation Card on their behalf. Any failure to submit a written request will have the same effect as submitting a Revocation Card.

Effectiveness of Written Requests

Under Maryland law and the Company’s organizational documents, the secretary of the Company must call a special meeting of stockholders, to act on any matter that may properly be considered at a special meeting of stockholders, upon the written request of the holders of shares of the Company entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting and the payment of the reasonably estimated cost of preparing and mailing a notice of the meeting. If written revocations of the written requests have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Record Date, entitled to cast less than a majority of all the votes entitled to be cast at such meeting have been delivered, then the secretary is not obligated to call a special meeting.

Under the Company’s Bylaws, the Written Requests will become effective if valid, unrevoked Written Requests signed by the holders of not less than a majority of the votes entitled to be cast at a special meeting to consider a proper purpose as of the Record Date are delivered to the Company in the manner required by Maryland law and the Company’s governing documents within 60 days of the Record Date.

In connection with the Board’s recent decision to seek protection under MUTA, the Board staggered the terms of its members so that the Company has a classified Board. Under Maryland law, classified directors may only be removed for cause unless there is a contrary provision in the company’s charter. Our charter does not state that directors must be removable “without cause.” Furthermore, our Bylaws provide that a special meeting can only be called for a purpose that is legally permitted under our charter, Bylaws and Maryland law. The Thompson Group Solicitation states that the purpose of the special meeting is to remove the current directors (except Mr. Thompson) without cause, which is not permitted under our governing documents and Maryland law. Even if the Thompson Group obtains Written Requests from a majority of the stockholders entitled to vote at the meeting, a meeting for an improper purpose will not be called.

Effect of BLUE Revocation Card

A stockholder may revoke any previously signed Written Request by signing, dating and returning to the Company a BLUE Revocation Card. A Written Request may also be revoked by delivery of a written revocation of your request to the Thompson Group. Stockholders are urged, however, to return all request revocations in the envelope provided or to MacKenzie Partners, Inc. The Company requests that if a revocation is instead delivered to the Thompson Group, a copy of the revocation also be returned in the envelope provided so that the Company will be aware of all revocations and so that the inspector of elections can accurately account for all revocations.

Unless you specify otherwise, by signing and delivering the BLUE Revocation Card, you will be deemed to have revoked any Written Request for a special meeting.

Any Revocation Card may itself be revoked by marking, signing, dating and delivering a written revocation of your BLUE Revocation Card to the Company, or to the Thompson Group, or by delivering to the Thompson Group a subsequently dated orange Written Request card that the Thompson Group sent to you.

The revocation of any previously delivered Written Request or Revocation Card must be signed, have a subsequent date than the previously delivered Written Request or Revocation Card and is not required to state the number of shares held unless you wish to revoke your written request with respect to less than all shares as to which you previously requested the special meeting, in which case you must state the number of shares to which your revocation relates. In addition, if you have more than one account with respect to which you have delivered a Written Request, the revocation should identify the relevant account the Written Request for which is being revoked.

The Company has retained MacKenzie Partners, Inc. to assist in communicating with stockholders in connection with the Thompson Group Solicitation and to assist in our efforts to obtain Revocation Cards. If you have any questions about how to complete or submit your BLUE Revocation Card or any other questions, MacKenzie Partners will be pleased to assist you. Please contact MacKenzie Partners toll free at (800) 322-2885 or by email at proxy@mackenziepartners.com.

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If any shares of Common Stock that you owned on the Record Date were held for you in an account with a stock brokerage firm, bank nominee or other similar “street name” holder, you are not entitled to make a written request with respect to such shares directly, but rather must give instructions to the stock brokerage firm, bank nominee or other “street name” holder to grant or revoke a written request for the shares of Common Stock held in your name. Accordingly, you should follow the instructions on the BLUE Revocation Card to make a request with respect to your shares. Alternatively, you can contact the person responsible for your account and direct him or her to execute the enclosed BLUE Revocation Card on your behalf. You are urged to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Company at the address or facsimile number set forth above so that the Company will be aware of your instructions and can attempt to ensure each instruction is followed.

YOU HAVE THE RIGHT TO REVOKE ANY WRITTEN REQUEST YOU MAY HAVE PREVIOUSLY GIVEN TO THE THOMPSON GROUP. TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE THE BLUE REVOCATION CARD ACCOMPANYING THIS REVOCATION SOLICITATION STATEMENT.

You should carefully review this Revocation Solicitation Statement. YOUR TIMELY RESPONSE IS IMPORTANT. You are urged not to sign any orange Written Request cards. Instead, reject the solicitation efforts of the Thompson Group by promptly completing, signing, dating and returning the enclosed BLUE Revocation Card in the envelope provided. Please be aware that if you sign an orange Written Request card, you will be deemed to have requested a special meeting in accordance with the Thompson Group Solicitation.

Results of Request Revocation Statement

The Company intends to retain an independent inspector of elections in connection with the Thompson Group Solicitation. The Company intends to notify stockholders of the results of the request solicitation by issuing a press release, which it will also file with the SEC as an exhibit to a Current Report on Form 8-K, promptly following the receipt of a final report of the inspector of elections.

SOLICITATION OF REVOCATIONS

Cost and Method

The cost of this Revocation Solicitation Statement will be borne by the Company. The Company has retained MacKenzie Partners as proxy solicitors, at a fee not estimated to exceed $75,000 plus reasonable out-of-pocket expenses, to assist in the solicitation of revocations. MacKenzie Partners will also assist the Company’s communications with its stockholders with respect to the Revocation Solicitation Statement and such other advisory services as may be requested from time to time by the Company. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company’s Revocation Solicitation Statement materials to, and obtaining instructions relating to such materials from, beneficial owners of the Common Stock. In addition, MacKenzie Partners and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

Participants in the Company’s Solicitation

Under applicable regulations of the SEC, the Company, its directors and its executive officers are, and SRT Advisors and Glenborough may be deemed to be, participants in this revocation solicitation statement. Please refer to the section entitled “The Company’s Board of Directors and Executive Officers” and “Additional Interested Parties in this Revocation Solicitation Statement” for more information.

APPRAISAL RIGHTS

Stockholders of the Company do not have appraisal rights under Maryland law in connection with the Thompson Group Solicitation or this Revocation Solicitation Statement.

THE COMPANY’S BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Certain information about the persons who currently serve as the Company’s directors and executive officers who may be interested parties in this Revocation Solicitation Statement is set forth below. With respect to the Company’s directors, this information includes a summary of the specific experience, qualifications, attributes or skills that led the Board to conclude at the time of their nomination that the person should serve as a director of the Company.

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Andrew Batinovich (Chief Executive Officer, Chief Financial Officer and Director). Andrew Batinovich has served as Chief Executive Officer, Chief Financial Officer and Director of the Company since August 2013. Mr. Batinovich also serves as President and Chief Executive Officer of Glenborough, an affiliate of our advisor, SRT Advisor, LLC. From December 2006 to October 2010, Mr. Batinovich served as President and Chief Executive Officer of Glenborough Acquisition Co., a company formed by an affiliate of Morgan Stanley which acquired Glenborough Realty Trust, a NYSE listed REIT focused on high quality office assets, in 2010 in a transaction valued at $1.9 billion. In 1996 Mr. Batinovich co-founded Glenborough Realty Trust, and served as President from 1997 to 2010 and as Chief Executive Officer from 2003 to 2010. Mr. Batinovich also served as Glenborough Realty Trust’s Chief Operating Officer from 1996 to 2002 and Chief Financial Officer from 1996 to 1997. Prior to founding Glenborough Realty Trust, Mr. Batinovich served as Chief Operating Officer and Chief Financial Officer of Glenborough Corporation, a private real estate investment and management company, from 1984 until Glenborough Realty Trust’s merger with Glenborough Realty Trust in 1996. Prior to joining Glenborough Corporation in 1983, Mr. Batinovich was an officer of Security Pacific National Bank. Mr. Batinovich has served as an independent director of Sunstone Hotel Investors (SHO: NYSE), a public REIT which invests in hotel properties, since November 2011, and as an independent director of RAIT Financial Trust (RAS: NYSE), a public REIT which provides debt financing options to owners of commercial real estate and invests directly into commercial real estate, since March 2013. In addition, Mr. Batinovich is currently an independent director of G. W. Williams Co., a privately owned real estate company primarily focused on West Coast multi-family properties. Mr. Batinovich serves as a trustee of the American University of Paris. Mr. Batinovich earned a BA in International Business Administration from the American University of Paris.

Phillip I. Levin (Director). Phillip I. Levin has served as one of our independent directors since April 2011. Mr. Levin has served since 1991 as President of Levin Development Company, a real estate development and consulting firm. Prior to founding Levin Development Company in 1991, Mr. Levin served for approximately 16 years with Coopers & Lybrand, L.L.P. (now PricewaterhouseCoopers), where he became the Managing Partner of the firm’s consulting practice in Michigan. From 1970 to 1974, Mr. Levin served as Manager of the Consulting Services Division of Arthur Young & Company (now Ernst & Young) in Toledo, Ohio. Prior to joining Arthur Young & Company, Mr. Levin served as a Financial Analyst for Ford Motor Company for approximately eight years. Mr. Levin holds a Master of Business Administration in Finance and a Bachelor of Science degree in Accounting from the University of Pittsburgh.

Mr. Levin brings to the Company and the Board his experience as an officer of a real estate development and consulting firm and his professional experience as a certified public accountant. In addition, our Board believes that Mr. Levin is qualified to serve as the financial expert and chairperson of the Audit Committee due to his extensive experience as a certified public accountant.

John B. Maier, II (Director). John B. Maier II has served as one of our independent directors since October 2012. Mr. Maier is Head of Investment Banking at Headwaters|MB LLC. He joined Headwaters when Headwaters acquired Legacy Ptrs. & Co, LLC, an investment bank focused on the middle market. Prior to re-forming Legacy in 2010, Mr. Maier was Co-Head of Mergers and Acquisitions and Financial Sponsors at FBR Capital Markets, where he was part of the successful 144A offering of Triple Net. He joined FBR in 2007 when FBR acquired Legacy Partners Group, LLC founded by Mr. Maier in 2003. Prior to launching Legacy, Mr. Maier was Global Co-Head of Middle Market M&A at Credit Suisse First Boston. He joined Credit Suisse when it acquired Donaldson, Lufkin & Jenrette (“DLJ”) where Mr. Maier was a partner. At DLJ he helped build and then led the firm’s Exclusive Sales Group, which became one of the most successful middle market sell-side advisory practices on Wall Street. Prior to joining DLJ, Mr. Maier was with Wasserstein Perella & Co. in their Los Angeles office, where he launched that firm’s Global Logistics and Outsourcing Practice. He subsequently helped start Wasserstein’s San Francisco banking effort and its West Coast Technology Practice. Mr. Maier graduated from Wake Forest University. He received his MBA with the distinction University Fellow from Georgetown University.

Mr. Maier brings to the Company and the Board his experience as an officer of various investment banking firms.

Jeffrey S. Rogers (Director). Jeffrey S. Rogers has served as one of our independent directors since March 2009. Mr. Rogers is currently the head of Zazma, Inc., an online payment services company. Prior to joining Zazma, Mr. Rogers served as President, and Chief Operating Officer from February 2005 until September 2012 and as Chief Operating Officer between February 2004 and February 2005 of Integra Realty Resources, Inc., a commercial real estate valuation and counseling firm, where he oversaw corporate operations, technology and software initiatives, and all aspects of financial reporting and audit procedures. Prior to joining Integra Realty Resources, Inc. in February 2004, Mr. Rogers worked from November 2002 to February 2004 as a consultant for Regeneration, LLC, a management consulting firm. Between September 1999 and November 2002, Mr. Rogers held various positions at ReturnBuy, Inc., a technology and software solutions company, including President of ReturnBuy Ventures, a division of ReturnBuy, Inc., between August 2001 and November 2002, Chief Financial Officer between September 1999 and August 2001 and member of the Board of Directors between September 1999 and August 2001. In January 2003, ReturnBuy, Inc. filed for Chapter 11 bankruptcy as part of a restructuring transaction in which it was acquired by Jabil Circuit, Inc. Mr. Rogers currently serves on the board of directors of Presidential Realty Corp., a public REIT. Mr. Rogers has also served on the Finance Committee of the Young Presidents Organization since March 2009 and as Audit Committee Chairman from July 2010 to July 2012. Mr. Rogers earned a Master of Business Administration degree from The Darden School, University of Virginia in Charlottesville, Virginia, a Juris Doctorate degree from Washington and Lee University School of Law in Lexington, Virginia and a Bachelor of Arts degree in Economics from the Washington and Lee University.

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Anthony W. Thompson (Director). Anthony W. Thompson served as the Chairman of our Board of Directors from September 2008 until August 2013, as our Co-Chief Executive Officer from November 2012 until August 2013, and as our President from February 2012 until August 2013. Mr. Thompson served as our Chief Executive Officer from September 2008 to November 2012. Mr. Thompson also serves as Chief Executive Officer of Thompson National Properties, LLC (our former sponsor), TNP Strategic Retail Advisor, LLC, (our former advisor) and TNP Securities, LLC (the former dealer manager for our initial public offering). Prior to founding TNP in 2008, Mr. Thompson founded Triple Net Properties, LLC (“Triple Net”), in 1998 and served as its Chairman and Chief Executive Officer until 2006, when he was named Chairman of the Board for NNN Realty Advisors, Inc.(“Realty Advisors”) the holding company for Triple Net. In December 2007, Realty Advisors merged with Grubb & Ellis Company and Mr. Thompson was named Chairman of the combined company, a position from which he resigned effective February 8, 2008. During his tenure, Mr. Thompson oversaw operations of two non-listed REITS sponsored by these companies, NNN Healthcare/Office REIT, Inc. (now Healthcare Trust of America, Inc.) and NNN Apartment REIT, Inc. (now Grubb & Ellis Apartment REIT, Inc.). Mr. Thompson’s responsibilities included participating in (1) the oversight of day-to-day operations of the non-listed REITs, (2) the selection of real property and real estate related securities, acquisitions and dispositions, (3) the structuring and negotiating of the terms of asset acquisitions and dispositions, (4) the selection of joint venture partners and monitoring these relationships, and (5) the oversight of the property managers, including the review and analysis of the operating budgets and leasing plans. Mr. Thompson is a member of the Sterling College Board of Trustees. Mr. Thompson holds a Bachelor of Science degree in Economics from Sterling College in Sterling, Kansas.

additional interested parties in this revocation solicitation Statement

Certain information about additional persons who may be interested parties in this Revocation Solicitation Statement is set forth below.

Glenborough (Property Manager)

Glenborough has been the Company’s property manager since August 2013. Glenborough is a privately held full-service real estate investment and management company focused on the acquisition, management and leasing of high quality commercial properties. Glenborough and its predecessor entities have over three decades of experience in the commercial real estate industry.

Property Management Agreement

In connection with our transition to our new advisor, wholly owned subsidiaries of our operating partnership and Glenborough entered into property and asset management agreements with respect to each of our current properties. Pursuant to the property management agreements, Glenborough will supervise, manage, lease, operate and maintain each of our properties.

Pursuant to each property management agreement, we will pay Glenborough the following fees, subject to certain limitations:

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•	An annual property management fee equal to 4.0% of the “gross revenue” (as defined in the property management agreement) of the property subject to the property management agreement.

•	In connection with coordinating and facilitating all construction, including all maintenance, repairs, capital improvements, common area refurbishments and tenant improvements, on a project-by-project basis, a construction management fee equal to 5.0% of the hard costs for the project in question.

•	A market-based leasing fee for the leases of new tenants, and for expansions, extensions and renewals of existing tenants.

Each property management agreement has an initial term of one year and will automatically renew for successive one-year terms unless either party provides written notice to the other party at least 30 days’ prior to the expiration of the then-current term. We have the right to terminate each property management agreement upon 30 days’ written notice to Glenborough for cause. In addition, we have the right to terminate each property management agreement for any reason upon 60 days’ written notice to Glenborough at any time after the end of the first year of the term of the property management agreement.

The Glenborough Transaction

Background. To enable the Company to meet its short-term liquidity needs for operations, as well as to build working capital for future operations, the Special Committee determined that the Company needed to obtain a cash infusion of approximately $1.5 to $2.5 million on or before July 15, 2013. In considering the available options for securing such cash infusion, the Special Committee noted that all of the Company’s real property assets are encumbered with secured financing obligations, which would restrict the Company’s ability to obtain secondary or junior financing secured by the assets. The Special Committee also considered the sale of real property assets as a means of raising cash, but concluded that (1) the timing and uncertainty of such sales were disadvantageous, (2) the sale of properties with secured debt outside the Company’s existing line of credit with KeyBank would result in significant prepayment penalties to retire current debt and (iii) the sale of properties securing the KeyBank Loan would not result in net proceeds to the Company because, pursuant to the terms of the KeyBank Loan, all of the sales proceeds would be required to be used to pay down the KeyBank Loan. The Special Committee elected not to pursue third-party unsecured financing because such financing would likely carry a relatively high interest rate. Further, any new financing would require the consent of KeyBank. After considering the foregoing options, the Special Committee ultimately approved a cash infusion of $1,929,088 in the form of an equity investment in TNP SRT Secured Holdings, LLC (“SRT Holdings”), the Company’ wholly owned subsidiary, by SRT Secured Holdings Manager, LLC, (“SRT Manager”), an affiliate of Glenborough, as described below. As discussed below, SRT Manager exercises control over the day-to-day business of SRT Holdings, provided that the Company retains control over certain major decisions with regard to property sales, acquisition, leasing and financing. The Special Committee believed that, in addition to the benefits of obtaining the required infusion of working capital for the Company, the transition in day-to-day management of SRT Holdings might strengthen the Company’s position in ongoing negotiations with KeyBank with regard to an extension of the Company’s forbearance agreement with KeyBank and the restructuring of the KeyBank Loan. The approval of KeyBank was obtained with respect to the transaction.

Membership Interest Purchase Agreement. On July 9, 2013, SRT Manager acquired a 12% membership interest in SRT Holdings pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among SRT Manager, SRT Holdings, the Company and TNP Strategic Retail Operating Partnership, L.P., the Company’s operating partnership. The purchase price of the 12% membership interest was based on the parties' negotiated agreement with respect to SRT Holdings’ net asset value. SRT Holdings owns five of the 19 multi-tenant retail properties in the Company’s current property portfolio.

Pursuant to the Purchase Agreement, SRT Manager contributed $1,929,088 to SRT Holdings in exchange for its membership interest. Following the acquisition of the 12% membership interest by SRT Manager, the remaining 88% membership interest in SRT Holdings is held by us, through our operating partnership. The Company also agreed to jointly and severally indemnify SRT Holdings and SRT Manager and their respective affiliates from and against any liabilities, damages, costs or expenses (including legal fees) resulting from or related to the termination of the management agreements between SRT Holdings or its subsidiaries and TNP Property Manager, LLC.

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Amended and Restated Operating Agreement. In connection with the acquisition of the membership interest by SRT Manager, SRT Manager and the OP entered into the First Amended and Restated Limited Liability Company Agreement of SRT Holdings (the “Operating Agreement”). The day-to-day business, property and affairs of SRT Holdings are under the management and control of SRT Manager, as the sole manager of SRT Holdings (the “Manager”). The Operating Agreement provides us with consent rights with respect to certain major decisions. The Manager may be removed for conduct constituting fraud, deceit, gross negligence, reckless or intentional misconduct or a knowing violation of law.

Pursuant to the Operating Agreement, we have the right, at any time, to initiate a buy-sell option with respect to the interests in SRT Holdings (the “Buy Sell Option”). SRT Manager may not exercise this Buy Sell Option. If we elect to exercise the Buy Sell Option, SRT Manager will have 30 days from the receipt of the option notice to elect to either (1) purchase our membership interest in SRT Holdings for the Distribution Amount (as defined below) allocable to us on the closing date or (2) sell its membership interest to us for the Distribution Amount allocable to SRT Manager on the closing date. The “Distribution Amount” will be an amount equal to the respective amounts that would be received by the Members pursuant to the Operating Agreement (subject to adjustment on the closing date for outstanding cash balances, accounts payable and accounts receivable) in the event that SRT Holdings sold all of its properties and assets for the net asset value of the properties and assets (based upon third-party appraisals) free and clear of all liabilities other than then-existing mortgage loans and distributed the net proceeds from such sale to the members pursuant to the Operating Agreement, assuming that SRT Holdings had paid all liabilities and any and all applicable transfer taxes, document stamps, or similar fees.

Pursuant to the terms of the Operating Agreement, not less often than quarterly, after having made provisions for adequate cash reserves for current and future operating and working capital, the Manager will make distributions of available operating cash to the members in proportion to the members’ interests in SRT Holdings. In the event of the disposition or refinancing of a property, the net proceeds thereof will be distributed to the members within 30 days as follows: (1) first, to SRT Manager until it has received its previously unreturned capital contributions with respect to such property; (2) second, to SRT Manager until it has achieved a 7.0% internal rate of return with respect to its capital contributions with respect to such property; (3) next, to us until we have received our previously unreturned capital contributions with respect to such property; and (4) next, to all members in proportion to their respective membership interests; provided, however, that such distributions are currently subject to the terms of the Company’s forbearance agreement with KeyBank. Under the terms of the forbearance agreement, 100% of net proceeds to the Company from property disposition/refinancing are payable to KeyBank.

The Operating Agreement further provides that, in the event a proposed disposition of a property (a “Proposed Disposition”) is approved by one member but fails to receive the required unanimous approval of all members, the Manager will notify the non-consenting member (the “Non-Consenting Member”) in writing and the Non-Consenting Member will have a right of first opportunity (the “ROFO”) to acquire the property that is the subject of the Proposed Disposition. If the Non-Consenting Member fails to deliver an offer for such property within 30 days’ notice, the Manager may pursue the Proposed Disposition on behalf of SRT Holdings. If the Non-Consenting Member does provide an offer, the Manager will have 10 business days from receipt of the offer to accept or reject the offer. If the Manager rejects the offer from the Non-Consenting Member, the property will be marketed for sale to unrelated third parties at a price in excess of the offer from the Non-Consenting Member, as set forth in the Operating Agreement.

Pursuant to the Operating Agreement, the Manager or its affiliates will be entitled to receive the following fees from SRT Holdings:

•	An acquisition fee payable for services rendered in connection with the selection, investigation and acquisition of investments by SRT Holdings. The total amount of the acquisition fees payable to the Manager or its affiliates will equal 1.0% of the cost of all investments, including acquisition expenses and any debt attributable to the investments.

•	A financing coordination fee payable for services rendered in connection with any financing obtained or assumed, directly or indirectly, by SRT Holdings or its subsidiaries and used to acquire investments, or the refinancing of any financing obtained or assumed, directly or indirectly, by SRT Holdings or its subsidiaries, in an amount equal to 1.0% of the amount made available or outstanding under any such financing or refinancing.

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•	A disposition fee payable for services rendered in connection with the sale or transfer of any assets of SRT Holdings in an amount equal to up to 50% of a competitive real estate commission, but not to exceed 1.0% of the contract sales price.

•	A monthly asset management fee payable for services rendered in connection with the management of SRT Holdings’ assets in an amount equal to equal to 1/12th of 0.6% of the higher of (1) the aggregate cost of all investments SRT Holdings owns, including the debt attributable to such investments, or (2) the fair market value of all investments SRT Holdings owns.

In addition to the foregoing fees, the Manager or its affiliates will be entitled to compensation for property management services pursuant to property management agreements between the Company, SRT Holdings and the Manager or its affiliates.

SRT Advisor (Advisor)

SRT Advisor has been the Company’s external advisor since August 2013. SRT Advisor is a newly formed affiliate of Glenborough.

Advisory Agreement

Under the advisory agreement pursuant to which SRT Advisor serves as our external advisor, the Company pays SRT Advisor the following fees, subject to certain limitations as set forth in the advisory agreement and our charter:

•	An acquisition fee equal to 1.0% of (1) the cost of each investment acquired directly by us or (2) our allocable cost of an investment acquired pursuant to a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments.

•	An origination fee equal to 1.0% of the amount funded by us to acquire or originate real estate-related loans, including any acquisition expenses related to such investment and any debt used to fund the acquisition or origination of the real estate-related loans. We will not pay an origination fee to SRT Advisor with respect to any transaction pursuant to which we are required to pay SRT Advisor an acquisition fee.

•	A financing coordination fee equal to 1.0% of the amount made available and/or outstanding under any (1) financing obtained or assumed, directly or indirectly, by us or our operating partnership and used to acquire or originate investments, or (2) the refinancing of any financing obtained or assumed, directly or indirectly, by us or our operating partnership.

•	A disposition fee of up to 50.0% of a competitive real estate commission, but not to exceed 3.0% of the contract sales price, in connection with the sale of an asset in which SRT Advisor or any of its affiliates provides a substantial amount of services, as determined by our independent directors.

•	An asset management fee equal to a monthly fee of 1/12th of 0.6% of the higher of (1) aggregate cost on a GAAP basis (before non-cash reserves and depreciation) of all investments we own, including any debt attributable to such investments or (2) the fair market value of our investments (before non-cash reserves and deprecation) if our Board has authorized the estimate of a fair market value of our investments; provided, however, that the asset management fee will not be less than $250,000 in the aggregate during any one calendar year.

Pursuant to the advisory agreement, we have undertaken to use commercially reasonable efforts to cause our operating partnership to issue to SRT Advisor or one of its affiliates a separate series of limited partnership interests of our operating partnership in exchange for a capital contribution to our operating partnership of $1,000. The terms of the special units will entitle SRT Advisor to (i) 15% of our net sale proceeds upon disposition of our assets after our stockholders receive a return of their investment plus a 7% cumulative, non-compounded rate of return or (ii) an equivalent amount in the event we list our shares of common stock on a national securities exchange or upon certain terminations of the advisory agreement after our stockholders are deemed to have received a return of their investment plus a 7% cumulative, non-compounded rate of return.

The advisory agreement has an initial one-year term, subject to an unlimited number of successive one-year renewal terms upon the mutual consent of the parties. The advisory agreement may be terminated (1) upon 60 days’ written notice without cause and without penalty by a majority of our independent directors, (2) immediately by us or our operating partnership for fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by SRT Advisor or a material breach of the advisory agreement by SRT Advisor or upon the bankruptcy of SRT Advisor, or (3) upon 60 days’ written notice by SRT Advisor for a material breach of the advisory agreement by us. Upon the termination of the advisory agreement, we will pay SRT Advisor all unpaid reimbursements of expenses and all earned but unpaid fees payable to SRT Advisor prior to such termination.

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Pursuant to the terms and conditions set forth in the advisory agreement, we will indemnify and hold harmless SRT Advisor and its affiliates, including their respective directors, from all liabilities or losses arising from or related to (1) any facts or circumstances existing on or prior to the date of the execution of the advisory agreement and (2) the performance of SRT Advisor’s duties and obligations under the advisory agreement, and any related expenses, including reasonable attorneys’ fees, to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland, our charter or the provisions of the NASAA Statement of Policy Regarding Real Estate Investment Trusts.

$500,000 Loan

In September 2013, we borrowed $500,000 (the “loan”) from Glenborough Property Partners, LLC (“Lender”), an affiliate of SRT Advisor pursuant to an unsecured promissory note by the Company in favor of the Lender (the “Note”).

The entire unpaid principal amount of the Loan and all accrued and unpaid interest thereon and any other amounts due under the Note will be due and payable in full on February 28, 2014; provided, however, that in the event that the advisory agreement between the Company, the Company’s operating partnership and SRT Advisor is terminated by the Company (excluding any termination by the Company for cause) or expires without renewal, the Maturity Date will be accelerated to the date of such termination or expiration of the advisory agreement. The loan will bear interest at a per annum rate of 7.0%; provided, however, that in the event all amounts due under the Note are not paid in full upon the maturity date (or any acceleration thereof) or upon any other event of default under the Note, the Loan will bear interest at an interest rate equal to the lesser of (1) a fixed annual rate equal to the interest rate plus 5%, and (2) the maximum rate of interest permitted under applicable law. The Company will make monthly payments to Lender of interest only, in arrears, until the maturity date (or acceleration thereof). In the event that all or any portion of any payment due under the Note (other than the payments due on the maturity date) is not paid when due, the Company will pay to Lender a penalty equal to 5% of the amount of such late payment. The Company may prepay all or any portion of the loan at any time or from time to time, without penalty. Upon the occurrence of an event of default under the Note, Lender may at its option and without notice or demand declare immediately due and payable the unpaid principal balance of the loan and all accrued and unpaid interest thereon and all other amounts due under the Note (including attorneys’ fees).

SRT Holdings has agreed to unconditionally guarantee to Lender the full and prompt payment when due (whether at maturity, by required prepayment, acceleration, demand or otherwise) of the Company’s obligations under the Note. Any default by SRT Holdings under the guaranty, or assertion by SRT Holdings that the guaranty is not in full force and effect, will constitute an event of default under the loan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of November 20, 2013 for each person or group that holds more than 5% of our Common Stock, for each of our current directors and executive officers and for our current directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 400 South El Camino Real, Suite 1100, San Mateo, California, 94402.

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Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares
Thompson National Properties, LLC(2)	22,222	*
Andrew Batinovich	0	*
Phillip I. Levin	10,000	*
John B. Maier II	5,000	*
Jeffrey S. Rogers	12,500	*
Anthony W. Thompson(2)(3)	133,333	1.2%
All directors and executive officers as a group	160,833	1.5%

*	Less than 1% of the outstanding common stock.
(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.
(2)	Includes 22,222 shares held by Thompson National Properties, LLC. Mr. Thompson is the managing member of Thompson National Properties, LLC and may be deemed to have beneficial ownership of the shares beneficially owned by Thompson National Properties, LLC.
(3)	According to the Thompson Group Solicitation, 111,111 shares of common stock are owned by the Sharon D. & Anthony Thompson Living Trust, Sole & Sep Property of Sharon Thompson, and Mr. Thompson has disclaimed all beneficial ownership of such shares.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2013 ANNUAL MEETING

Stockholder proposals to be considered for inclusion in the Company’s proxy statement and proxy card for the 2013 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company’s secretary at the Company’s principal executive offices located at 400 South El Camino Real, Suite 1100, San Mateo, California, 94402 by the close of business on October 28, 2013.

Stockholder proposals and director nominations that are not made pursuant to Rule 14a-8 must comply with the advance notice provisions contained in the Company’s Bylaws. Any stockholder proposal for the 2013 annual meeting that is submitted outside the processes of Rule 14a-8, including stockholder nominees for director, must be received by the Company’s secretary at the Company’s principal executive offices located at 400 South El Camino Real, Suite 1100, San Mateo, California, 94402 by the close of business on October 28, 2013.

FORWARD-LOOKING STATEMENTS

This Revocation Solicitation Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the outcome of litigation that may be associated with the hostile takeover attempt. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.

WHERE YOU CAN FIND MORE INFORMATION

The Company is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http.//www.sec.gov. You also may obtain free copies of the documents the Company files with the SEC by going to the “Investors—SEC Filings” section of our website at www.infusystem.com. The information provided on our website is not part of this Revocation Solicitation Statement, and therefore is not incorporated by reference.

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The Board urges you to show your support for the Board by signing, dating and delivering the enclosed BLUE Revocation Card, as promptly as possible, by mail (using the enclosed postage-paid envelope) to MacKenzie Partners at the address below. If you have any questions or need any assistance in revoking a Written Request you may have given to the Thompson Group please contact:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

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FORM OF BLUE REVOCATION CARD

REVOCATION OF WRITTEN REQUEST

THIS REVOCATION OF WRITTEN REQUEST IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STRATEGIC REALTY TRUST, INC. IN OPPOSITION TO THE SOLICITATION BY Anthony Thompson, Sharon Thompson, Thompson National Properties, LLC, Tina Aldatz, BernEce Davis, Robert Hoh, James Ronald King Sr., Dr. David Larsen, AND John Skeffington (THE “THOMPSON GROUP”) TO PROVIDE FOR THE CALLING OF A SPECIAL MEETING OF STOCKHOLDERS OF
STRATEGIC REALTY TRUST, INC.

The undersigned stockholder, acting with regard to all shares of common stock, par value $0.01 per share, of Strategic Realty Trust, Inc. entitled to vote and held by the undersigned, hereby REVOKES any previously executed Written Request requesting the calling of a special meeting of stockholders described in the Thompson Group Solicitation dated October 29, 2013 (as may be subsequently amended or modified) and hereby confirms that the undersigned has the power to deliver a Revocation of Written Request for the number of shares represented hereby.

THE BOARD OF DIRECTORS OF STRATEGIC REALTY TRUST, INC. RECOMMENDS THAT YOU REVOKE ANY PREVIOUSLY EXECUTED written request REGARDING THE THOMPSON GROUP SOLICITATION FOR THE CALLING OF A SPECIAL MEETING.

Dated

Signature

Signature (if held jointly)

Title(s)

PLEASE SIGN THIS REVOCATION CARD EXACTLY AS YOUR NAME APPEARS HEREON. IF SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN, OR TRUSTEE, PLEASE GIVE TITLE AS SUCH. IF A CORPORATION, THIS SIGNATURE SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO SHOULD STATE HIS OR HER TITLE. IF A PARTNERSHIP, SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. SIGNED REVOCATION CARDS WILL BE DEEMED TO REVOKE ALL PREVIOUSLY GIVEN WRITTEN REQUESTS FOR THE NUMBER OF SHARES REPRESENTED BY THE ABOVE SIGNED.